SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2008

Education Management LLC

(Exact name of registrant as specified in its charter)

Delaware	333-137605	20-4506022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 562-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Education Management LLC (the “Company”) received notification on January 18, 2008 from SLM Corporation that SLM Corporation is terminating its Discount Loan Program with the Company and plans to modify the underwriting criteria used in its standard private loan programs. The Discount Loan Program provided up to $50,000,000 of loans per year to students attending post-secondary institutions owned by the Company. Discount loans are private loans made available to students who do not qualify for credit-based private loans. The Company is working with SLM Corporation to maintain eligibility for current students who have received loans pursuant to the Discount Loan Program to continue to receive loans under the program while they remain in school. The Company does not believe that the termination of the Discount Loan Program will have a material impact on fiscal 2008 net revenues or earnings before interest, taxes, depreciation and amortization (“EBITDA”), and is assessing the impact on future periods.

During fiscal 2007, private loans represented approximately 23% of the Company’s net revenues, including loans to students who do not qualify for discount loans, which represented approximately 3% of net revenues. SLM Corporation and its affiliates provided approximately 95% of the private loans received by students attending the Company’s schools during fiscal 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT LLC

By:	/s/ Edward H. West
Executive Vice President and Chief Financial Officer

Dated: January 24, 2008